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                             UNDERWRITING AGREEMENT


                                            March 4, 1998


K N Energy, Inc.
370 Van Gordon Street
Lakewood, CO 80228-8304

Dear Sirs and Mesdames:

         We (the "LEAD MANAGERS") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "UNDERWRITERS"), and we understand that K N Energy, Inc., a Kansas corporation (the "COMPANY"), proposes to issue and sell $400 million aggregate initial offering price of its 6.30% REPS due 2021 (the "DEBT SECURITIES"). (The Debt Securities are also referred to herein as the "OFFERED SECURITIES"). The Debt Securities will be issued pursuant to the provisions of an Indenture dated as of November 20, 1993 (the "BASE INDENTURE") between the Company and First Trust National Association, as Trustee (the "TRUSTEE"), as supplemented by a supplemental indenture dated as of March 9, 1998 (the "SUPPLEMENTAL INDENTURE" and, together with the Base Indenture, the "INDENTURE") between the Company and the Trustee.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of 99.579% of the principal amount of Debt Securities:
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
                                                                    PRINCIPAL AMOUNT OF
            NAME                                                      DEBT SECURITIES
            ----                                                      ---------------
Morgan Stanley & Co. Incorporated                                      $80,000,000
BancAmerica Robertson Stephens                                         $64,000,000
Chase Securities Inc.                                                  $64,000,000
Lehman Brothers Inc.                                                   $64,000,000
J.P. Morgan Securities Inc.                                            $64,000,000
NationsBanc Montgomery Securities LLC                                  $64,000,000
                                                                      ------------
      Total.......................................................    $400,000,000

         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 at 10:00 a.m. (New York City time) on March 9, 1998, or at such other time, not later than 5:00 p.m. (New York City time) on March 16, 1998, as shall be designated by the Lead Managers. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

         Terms of Debt Securities

         The Offered Securities shall have the terms set forth in the Prospectus dated January 30, 1998, and the Prospectus Supplement dated March 4, 1998, including the following:


Maturity Date:                             March 1, 2021 (subject to "Call
                                           Option; Mandatory Put" below)

Interest Rate:                             6.30%


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Call Option; Mandatory Put:                On March 1, 2003 holders of
                                           the Debt Securities will be
                                           entitled to receive 100% of the
                                           principal amount thereof either
                                           (i) through the exercise of a call
                                           option, as provided for in the
                                           Supplemental Indenture or (ii)
                                           in the event the call option is
                                           not exercised or the call price is
                                           not paid, the automatic exercise
                                           of a mandatory put to the
                                           Company by the Trustee on
                                           behalf of the holders of Debt
                                           Securities, as provided for in
                                           the Supplemental Indenture.

Interest Payment Dates:                    March 1 and September 1
                                           commencing September 1,
                                           1998

Form and Denomination:                     Book entry, $1,000 minimum
                                           denomination and integral
                                           multiples thereof

All provisions contained in the document entitled K N Energy, Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated March 4, 1998, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, and (ii) all references in the Standard Provisions to the "MANAGER" shall be deemed to be to the "LEAD MANAGERS", as defined herein.

     If at any time when a Prospectus is required by the Securities Act to be delivered in connection with any sale of the Offered Securities by a Callholder, any Dealer or any of their affiliates following any exercise of the Call Option, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Callholder or any such Dealer or for the Company, to amend any Registration Statement or amend or supplement any Prospectus or Prospectus Supplement in order that such Prospectus or Prospectus Supplement will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend


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any Registration Statement or file a new registration statement or amend or supplement any Prospectus or issue a new Prospectus or Prospectus Supplement in order to comply with the requirements of the Securities Act or the SEC's interpretations of the Securities Act, the Company shall prepare and file with the SEC such amendment or supplement as may be necessary to correct such statement or omission or to make any such Registration Statement or any such Prospectus or Prospectus Supplement comply with such requirements, or prepare and file any such new registration statement and prospectus as may be necessary for such purpose, and furnish to such Callholder or any such Dealer such number of copies of such amendment, supplement, Prospectus or other documents as they may reasonably request. In addition, the Company shall, if at any time when a Prospectus is required by the Securities Act to be delivered in connection with any sale of the applicable principal amount of Offered Securities by a Callholder or any Dealer or any of their affiliates following the exercise by such Callholder of its Call Option, (i) execute and deliver or cause to be executed and delivered legal documentation (including a purchase agreement or underwriting agreement and registration rights agreement with customary indemnities, covenants, representations and warranties, comfort letters and legal opinions) in form and substance reasonably satisfactory to such Callholder or Dealer, (ii) provide promptly upon request updated consolidated financial statements to the date of its latest report filed with the SEC and (iii) to the extent the Company and the Callholder or applicable Dealer deem reasonably necessary for successful completion of the Coupon Reset Process, make available senior management of the Company for road show and one-on-one presentations. Terms used in this paragraph and not otherwise defined shall have the meaning ascribed to them in the Calculation Agency Agreement dated as of March 9, 1998 between the Company and Morgan Stanley & Co. Incorporated, as Calculation Agent.

Assignment of Call Option

     (a) In consideration for the sum of $11,800,000, the Company hereby irrevocably assigns to Morgan Stanley & Co. International Limited (the "CALLHOLDER") all of the Company's right, title and interest in, to and under the Call Option (as defined in the Indenture). The Callholder may at any time assign its rights and obligations under its Call Option to an affiliate; provided that (i) such rights and obligations are assigned in whole and not in part and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as Callholder for such Call Option for all purposes. The Callholder may assign its rights under its Call Option without notice to, or consent of, the holders of the Notes to which the Call Option corresponds.


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     (b) The Company agrees that it will not take any action that is inconsistent with such assignment and that it will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to such assignment as the Trustee may specify.


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     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED
                              BANCAMERICA ROBERTSON STEPHENS
                              LEHMAN BROTHERS INC.
                              CHASE SECURITIES INC.
                              J.P. MORGAN SECURITIES INC.
                              NATIONSBANC MONTGOMERY
                                   SECURITIES LLC



                              Acting severally on behalf of themselves and the
                                   several Underwriters named herein

                              By:  MORGAN STANLEY & CO.
                                            INCORPORATED



                              By:  /s/ Harold J. Hendershot III
                                   ---------------------------------
                                   Harold J. Hendershot III
                                   Vice President

Accepted:

K N ENERGY, INC.



By: /s/ E. Wayne Lundhagen
    -------------------------------
    E. Wayne Lundhagen
    Vice President and Treasurer


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Accepted by Assignee of Call Option assigned hereunder:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


By: /s/ Barry D. Kupferberg
    --------------------------------
        Barry D. Kupferberg
        Principal


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